SUPPLEMENT dated August 6, 2004 (To Prospectus Supplement Dated July 28, 2004 to Prospectus Dated July 27, 2004)	Filed pursuant to Rule 424(b)(3) Registration No. 333-100818-45

$435,369,000

(Approximate)

Mortgage Pass-Through Certificates, Series 2004-8F

GSR Mortgage Loan Trust 2004-8F

Issuer

GS Mortgage Securities Corp.

Depositor

Chase Manhattan Mortgage Corporation

Master Servicer

Wachovia Bank, National Association

Trustee

JPMorgan Chase Bank

Securities Administrator

ABN AMRO Mortgage Group, Inc.
Cendant Mortgage Corporation
Chase Manhattan Mortgage Corporation
Countrywide Home Loans Servicing LP
GE Mortgage Services, LLC
IndyMac Bank, F.S.B.
Servicers

Notwithstanding anything to the contrary on page S-56 of the Prospectus Supplement, Realized Losses otherwise allocable to the Class IIA-1 Certificates will not be allocated to the Class IIA-2 Certificates, but Realized Losses otherwise allocable to the Class IA-1 Certificates will instead be allocated to the Class IA-2 Certificates, until the Class Principal Balance thereof has been reduced to zero.

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Capitalized terms used but not defined herein have the meanings assigned to them in the accompanying Prospectus Supplement.